                         NOTICE OF GUARANTEED DELIVERY

                        TO TENDER SHARES OF COMMON STOCK

                                       OF

                               LOISLAW.COM, INC.

                       PURSUANT TO THE OFFER TO PURCHASE

                            DATED DECEMBER 29, 2000

                                       BY

                             LL ACQUISITION CORP.,

                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                        WOLTERS KLUWER U.S. CORPORATION
                                ---------------

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.001 per share (the "Shares"), of Loislaw.com, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as described herein) on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See
Section 3--"Procedure for Tendering Shares" of the Offer to Purchase, dated
December 29, 2000 (the "Offer to Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

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
                   BY MAIL:                                         BY HAND:
   Morgan Guaranty Trust Company of New York        Morgan Guaranty Trust Company of New York
           Corporate Reorganization              c/o Securities Transfer and Reporting Services
                 PO Box 43006                             100 William Street, Galleria
          Providence, RI  02940-3006                           New York, NY  10038

            BY OVERNIGHT COURIER:                       BY FACSIMILE TRANSMISSION:
  Morgan Guaranty Trust Company of New York
      c/o Colbert Management Corporate                        (781) 575-4826
                Reorganization
             40 Campanelli Drive                           CONFIRM BY TELEPHONE:
            Braintree, MA  02184                              (781) 575-4816

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to LL Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with all amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3--"Procedure for Tendering Shares" of the Offer to Purchase.

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
Number of Shares:                                  SIGN HERE
Certificate No(s). (if available):                 Name(s):

If Securities will be tendered by book-entry transfer:

Name of Tendering Institution:                     Address:
Account No.: at                                                                      (Zip Code)
(Please Print)                                     Area Code and Telephone No:
                                                   SIGNATURE(S):

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Guarantee Program or the Stock Exchange Medallion Program guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three Nasdaq National Market trading days of the date hereof.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

                                                                      (ZIP CODE)

AUTHORIZED SIGNATURE: __________________________________________________________

Title: _________________________________________________________________________

Name: __________________________________________________________________________
                             (Please Print or Type)

Area Code & Telephone No.: _____________________________________________________

   NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
         SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Date: ____________________________